Exhibit 23.1


                   CONSENT OF COMPANY'S INDEPENDENT AUDITORS,
                     ROSENBERG RICH BAKER BERMAN & COMPANY


The Board of Directors
Coates Motorcycle Information Systems, Inc. and Subsidiaries


As independent public accountants, we hereby consent to the inclusion in Amendment No. 3 to the Form SB-2 Registration Statement of Coates Motorcycle Company, Ltd., filed with the Commission on or about January 21, 2004, of our report dated October 2, 2003 on the Audited Financial Statements of Coates Motorcycle Company, Ltd. for the period beginning March 18, 2003 (date of inception) through June 30, 2003 and of our report, dated December 3, 2003 on the Unaudited Financial Statements of the Company, which includes our review of the interim financial information consisting of the related statements of operations and cash flows for the three months ended September 30, 2003, and to all references to our Firm included in this Amendment No. 3 to the Form SB-2 Registration Statement.


/s/Rosenberg Rich Baker Berman & Company
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Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
January 20, 2004


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